Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305

Cleveland-Cliffs Inc

Prospectus Supplement dated February 15, 2005
to the Prospectus dated July 22, 2004

     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

					COMMON
	NATURAL		PRINCIPAL		SHARES
	PERSON WITH		AMOUNT OF		OWNED
	VOTING OR	SHARES OF	CONVERTIBLE		PRIOR TO
	INVESTMENT	PREFERRED	SUBORDINATED	COMMON	THIS
SELLING SECURITYHOLDER	CONTROL	STOCK	DEBENTURES	SHARES	OFFERING

Barclays Global Investors Equity Hedge Fund II	Andrew Midler	37	37,000	1,196	—
Scorpion Offshore Investment Fund, Ltd.	Andrew Midler	175	175,000	5,658	—
Standard Global Equity Partners, L.P.	Andrew Midler	651	651,000	21,050	—
Standard Global Equity Partners II, L.P.	Andrew Midler	29	29,000	937	—
Standard Global Equity Partners SA, L.P.	Andrew Midler	315	315,000	10,185	—
Standard Pacific Capital Offshore Fund, Ltd.	Andrew Midler	2,671	2,671,000	86,367	—
Standard Pacific MAC 16 Ltd.	Andrew Midler	122	122,000	3,944	—